- --------------------------------------------------------------------------------
                                 LOAN AGREEMENT

                                     Between

                      THE INDUSTRIAL DEVELOPMENT AUTHORITY
                        OF THE CITY OF MOBERLY, MISSOURI

                                       And

                           EVERLAST FITNESS MFG. CORP.

                             ----------------------

                            Dated as of March 1, 1996

                             ----------------------

                                   Relating to
                                   $4,250,000
                      The Industrial Development Authority
                        of the City of Moberly, Missouri
                              Variable Rate Demand
                   Private Activity Revenue Bonds, Series 1996
                      (Everlast Fitness Mfg. Corp. Project)

- --------------------------------------------------------------------------------
All right, title and interest of The Industrial Development Authority of the City of Moberly, Missouri in this Agreement (with the exception of its rights under Sections 4.2(c), 5.3 and 6.3 hereof) has been assigned pursuant to the Indenture referred to herein, for the benefit of the owners of, and as security for payment of, the Bonds of said Issuer described herein.

                                TABLE OF CONTENTS

Parties......................................................................1
Preamble.....................................................................1

                                    ARTICLE 1

                               DEFINITION OF TERMS

  Section 1.1   Definitions...................................................1

                                    ARTICLE 2

                                 REPRESENTATIONS

  Section 2.1   Representation of the Issuer..................................5
  Section 2.2   Representation of the Borrower ...............................5

                                    ARTICLE 3

               CONSTRUCTION OF THE PROJECT; ISSUANCE OF THE BONDS

  Section 3.1   Agreement to Construct and Equip the Project..................6
  Section 3.2   Agreement to Issue Bonds: Application of Bond Proceeds........7
  Section 3.3   Disbursements from the Project Fund...........................7
  Section 3.4   Establishment of Completion Date: Obligation of the Borrower
                to Compete....................................................9
  Section 3.5   Investments..................................................11
  Section 3.6   Arbitrage Certifications.....................................11
  Section 3.7   Cost of Issuance.............................................12

                                    ARTICLE 4

                   LOAN OF BOND PROCEEDS; PAYMENT OBLIGATIONS

  Section 4.1   Loan of Bond Proceeds........................................12
  Section 4.2   Amounts Payable by Borrower..................................12
  Section 4.3   No Defense or Set-off, Unconditional Obligation..............14
  Section 4.4   Assignment and Pledge of Issuer's Rights.....................15
  Section 4.5   No Third Party Beneficiary...................................15

                                    ARTICLE 5

                        SPECIAL COVENANTS AND AGREEMENTS

  Section 5.1   Right of Access to the Project...............................15
  Section 5.2   Maintain its Existence:  Conditions Under Which Executions
                Permitted....................................................15
  Section 5.3   Release and Indemnification Covenants........................16
  Section 5.4   Validity and Tax-exempt Status of the Bonds..................17
  Section 5.5   Taxes and Government Charges.................................18
  Section 5.6   Maintenance and Repair; Insurance............................18
  Section 5.7   Financial Reports............................................19
  Section 5.8   Letter of Credit.............................................19
  Section 5.9   Option to Convert to Fixed Rate..............................21
  Section 5.10  Operation of Project.........................................22
  Section 5.11  Qualification in State.......................................22
  Section 5.12  Compliance with Orders, Ordinances, Etc......................22
  Section 5.13  No Warranty by Issuer........................................22
  Section 5.14  Insurance and Condemnation Awards............................22
  Section 5.15  Governmental Approvals.......................................24

                                    ARTICLE 6

                         EVENTS OF DEFAULT AND REMEDIES

  Section 6.1   Events of Default............................................26
  Section 6.2   Remedies on Default..........................................28
  Section 6.3   Agreement to Pay Attorneys' Fees and Expenses................29
  Section 6.4   No Remedy Exclusive..........................................29
  Section 6.5   No Implied Waiver............................................29
  Section 6.6   Notice of Default............................................30

                                    ARTICLE 7

                                   PREPAYMENT

  Section 7.1   Obligation to Prepay.........................................30
  Section 7.2   Option to Prepay.............................................31
  Section 7.3   Redemption of the Bonds......................................31

                                    ARTICLE 8

                                  MISCELLANEOUS

  Section 8.1   Notices......................................................32
  Section 8.2   Assignment By Borrower.......................................32
  Section 8.3   Severability.................................................32

  Section 8.4   Execution of Counterparts....................................32
  Section 8.5   Amounts Remaining in any Fund or With Trustee................32
  Section 8.6   Amendments, Changes and Modification.........................32
  Section 8.7   Governing Law................................................32
  Section 8.8   Authorized Borrower Representative...........................33
  Section 8.9   Term of this Agreement.......................................33
  Section 8.10  Binding Effect...............................................33
  Section 8.11  Limited Liability of Officers, Etc...........................33
  Section 8.12  References to Bank, Letter of Credit and Credit Facility.....34

Exhibit A       Project Description

Exhibit B       Description of Project Site

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT dated as of March 1, 1996, by and between THE INDUSTRIAL DEVELOPMENT AUTHORITY OF THE CITY OF MOBERLY, MISSOURI, a public corporation of the State of Missouri (the "Issuer"), and EVERLAST FITNESS MFG. CORP., a corporation duly organized and validly existing under the laws of the State of Missouri (the "Borrower");

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, the Issuer is empowered by the provisions of Chapter 349, Revised Statutes of Missouri (1994), as amended (the "Act"), to issue its revenue bonds to finance "projects" within the meaning of the Act (including manufacturing plants) for the purposes set forth in the Act; and

         WHEREAS, pursuant to and in accordance with the provisions of the Act, and at the request of the Borrower, the Issuer has agreed to issue its Variable Rate Demand Private Activity Revenue Bonds, Series 1996 (Everlast Fitness Mfg. Corp. Project) in the aggregate principal amount of $4,250,000 (the "Bonds") and to loan the proceeds thereof to the Borrower to defray the cost of certain manufacturing facilities (the "Project") located in the City of Moberly, Missouri for ownership and use by the Borrower; and

         WHEREAS, the Bonds will be secured by (i) an assignment and pledge of the Issuer's rights under this Agreement (except its rights under Sections 4.2(c), 5.3 and 6.3 hereof) and (ii) moneys derived from drawings under the irrevocable, transferable direct pay letter of credit issued by Chemical Bank, a New York banking corporation, in favor of Commerce Bank, National Association, as Trustee for the benefit of the owners from time to time of the Bonds, and any other letter of credit or credit facility issued in accordance with the terms hereof, and

         WHEREAS, the execution and delivery of this Agreement have been in all respects duly and validly authorized by action of the Issuer's governing body;

         NOW, THEREFORE, in consideration of the respective representations and agreements herein contained, the parties hereto agree as follows (provided, that in the performance of the agreements of the Issuer herein contained, any obligation it may thereby incur shall be payable solely out of the revenues and receipts derived from this Agreement, the sale of the Bonds, the income from the temporary investment thereof and moneys derived from any Credit Facility):

                                    ARTICLE 1

                               DEFINITION OF TERMS

         Section 1.1 Definitions. All words and phrases defined in Article I of the Indenture shall have the same meanings in this Agreement. Certain terms used in this Agreement are hereinafter defined in this Article I. When used herein, such terms shall have the meanings given them by the language employed in this
Article I defining such terms unless the context clearly indicates otherwise:

         "Agreement"   means  this  Loan   Agreement,   as  from  time  to  time
supplemented and amended.

         "Authorized Borrower Representative" means such person at the time and from time to time designated to act on behalf of the Borrower by written certificate furnished to the Issuer, the Bank and the Trustee, containing the specimen signature of such person, signed on behalf of the Borrower by the chief executive officer, the vice chairman, any vice president, the treasurer, any assistant treasurer, the secretary or any assistant secretary of the Borrower. Such certificate may designate an alternative or alternatives.

         "Borrower" means Everlast Fitness Mfg. Corp., a corporation duly organized and validly existing under the laws of the State of Missouri, and any surviving, resulting or transferee corporation as permitted by Section 5.2 hereof.

         "Completion Date" means the date of completion of the Project.

         "Construction Period" means the period between the beginning of construction of the Project or the date on which Bonds are first delivered to the purchasers thereof, whichever is earlier, and the Completion Date.

         "Cost of the Project" means the sum of the items authorized to be paid from the Project Fund pursuant to the provisions of Section 3.3 hereof.

         "Determination of Taxability" means a decision by the Internal Revenue Service or a court of competent jurisdiction, as a result of a proceeding in which the Borrower participates or is given the opportunity to participate, at its expense, from which decision no further right of appeal exists, that as a result of any action taken, permitted or omitted to be taken by the Borrower, the interest payable on the Bonds (or any of the Bonds) is includable in the gross income of any owner thereof for federal income tax purposes (other than any owner who is a "substantial user" or a "related person" within the meaning of Section 147(a) of the Code and the applicable regulations thereunder).

         "Event of Default" means any occurrence or event specified as such in and defined as such by Section 6.1 hereof.

         "Event of Taxability" means the enactment of legislation, the issuance or rendering of a judicial decision or decree, or an order, ruling, regulation or official statement of general application of the Department of the Treasury or of the Internal Revenue Service of the United States, the issuance or revocation of any published ruling or other announcement or procedure of general application by the Department of the Treasury or the Internal Revenue Service of the United States, or the occurrence of any other act, event or circumstance, but in all cases excluding the occurrence of a Determination of Taxability, which, in the opinion of Bond Counsel, will cause interest income on the Bonds, or any portion thereof, to be includable either currently or retroactively in the gross income of any owner thereof for federal income tax purposes (other than an owner who is a "substantial user" or "related person' within the meaning of Section 147(a) of the Code and the applicable regulations thereunder). Notwithstanding the foregoing, no Event of Taxability shall occur unless the Borrower has been afforded the opportunity, at its expense, to contest any such opinion of Bond Counsel and until the Trustee, the Issuer and the Borrower shall have agreed with such opinion after such contest; provided, however, that, such contest must be completed within 180 days of such opinion of Bond Counsel or, if the Borrower has decided to seek a determination by the Internal Revenue Service or a court of competent jurisdiction as to the status of the interest income on the Bonds, then no Event of Taxability shall occur until a Determination of Taxability occurs. Taxes which are or may be imposed on the interest payable on the Bonds because such interest is or may be as a specific preference item for individuals or corporations or as an adjustment item in computing any minimum tax or in computing the environmental tax imposed on certain corporations or in computing the branch profits tax imposed on certain foreign corporations are examples of taxes which do not result in the interest payable on the Bonds (or any of the Bonds) being includable in the gross income of any owner thereof for federal income tax purposes.

         "Manufacturing Facilities" means manufacturing facilities within the meaning of Section 144(a)(12)(c) of the Code.

         "Mid-Month" means the fifteenth day of any month, whether or not a Business Day.

         "MSRB" means the Municipal Securities Rulemaking Board.

         "NRMSIR" means any information  repository recognized by the Securities
and  Exchange  Commission  as  a  nationally   recognized  municipal  securities
information repository under its Rule 15c2- 12.

         "Obligations" shall have the same meaning herein as in the Letter of Credit Agreement.

         "Permitted Investments" means:

                  (a) Bonds or other obligations of the United States of America;

                  (b) Bonds or other obligations, the payment of the principal and interest of which is unconditionally guaranteed by the United States of America;

                  (c) Obligations issued or guaranteed as to principal and interest by any agency or person controlled or supervised by and acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America;

                  (d) Securities or receipts evidencing ownership interests in obligations or specified portions (such as principal or interest) of obligations described in (a), (b) or (c) above;

                  (e) Commercial or finance company paper which is rated either P-1 or A-1 or an equivalent by Moody's or S&P (including investments in pools or such commercial or finance company paper owned by the Trustee or any affiliate of the Trustee);

                  (f) Obligations issued by or on behalf of any state of the United States of America, or any political subdivision of any such state, which are rated at least A (or an equivalent) by Moody's or S&P;

                  (g) Funds comprised of obligations described in (f) above to the extent described under the definition of "tax-exempt bond" in Treasury Regulation 1.150-1(b), including any such fund managed by the Trustee or any affiliate of the Trustee;

                  (h) Money market funds which are rated prime-1 or AAAm (or an equivalent) by Moody's or S&P, including any such money market fund managed by the Trustee or any affiliate of the Trustee; or

                  (i) Any other investment not prohibited by the applicable law (as evidenced by an opinion of Counsel furnished to the Trustee).

         "Plans and Specifications" means the plans and specifications prepared for the Project by the Borrower, as amended from time to time prior to the Completion Date, which plans and specifications are on file at the principal office of the Borrower and a copy of which has been filed with the Bank.

         "Project" means those items of machinery, equipment, structures and related property being or to be acquired and constructed or installed at the Project Site with proceeds from the sale of the Bonds or the proceeds of any payment by the Borrower pursuant to Section 3.4 of this Agreement, as more particularly described in Exhibit A hereto.

         "Project Site" means the real estate and interests therein constituting the site of the Project, as described in Exhibit B hereto.

         "Rule 15c2-12" means Rule 15c2-12 adopted by the Securities and Exchange commission under the Securities Exchange Act of 1934, as it may be amended from time to time.

         "SID" means any public or private information depository, if any, designated by the State as such for purposes of Rule 15c2-12.

         "State" means the State of Missouri.

         "Tax Agreement" means the Federal Income Tax Compliance Agreement, dated the Dated Date, by and among the Issuer, the Borrower and the Trustee, as from time to time supplemented and amended.

         The words "hereof", "herein", "hereunder" and other words of similar import refer to this Agreement as a whole.

         Unless otherwise specified, references to Articles, Sections and other subdivisions of this Agreement are to the designated Articles, Sections and other subdivisions of this Agreement as originally executed.

         The titles and headings of the paragraphs of this Agreement are for convenience only and shall not define or limit the provisions hereof.

                                    ARTICLE 2

                                 REPRESENTATIONS

         Section 2.1 Representations of the Issuer. The Issuer makes the following representations as the basis for the undertakings on its part herein contained:

                  (a) The Issuer is a public corporation of the State, duly organized and validly existing under the laws and Constitution of the State.

                  (b) Under the provisions of the Act and proceedings of the Issuer, the Issuer has the power and authority to enter into the transactions contemplated by, and to execute and deliver, this Agreement, the Tax Agreement, the Indenture and the Bonds and to carry out its obligations hereunder and thereunder.

                  (c) None of the execution and delivery of this Agreement, the Indenture, the Tax Agreement and the Bonds, the consummation of the transactions contemplated hereby or thereby and the fulfillment of or compliance with the terms and conditions of this Agreement, the Indenture, the Tax Agreement and the Bonds conflicts with or results in a breach of the terms, conditions or provisions of any restriction or any agreement or instrument to which the Issuer is now a party or by which it is bound, or constitutes a default under any of the foregoing.

                  (d) The Bonds are to be issued under the Indenture and the payment of the principal of, premium, if any, and interest on the Bonds is to be secured under the Indenture by an assignment and pledge to the Trustee of all right, title and interest of the Issuer in and to this Agreement (except the rights of the Issuer under Sections 4.2(c), 5.3 and 6.3 hereof) and the Letter of Credit or any other Credit Facility.

                  (e) The Issuer has not assigned or pledged and will not assign or pledge its right, tide or interest in or to this Agreement, other than to secure the Bonds and as otherwise provided in the Indenture.

                  (f) The Issuer has not been notified of any listing or proposed listing of it by the Internal Revenue Service as a bond issuer whose arbitrage certifications may not be relied upon.

         Section 2.2 Representations of the Borrower. The Borrower makes the following representations as the basis for the undertakings on its part herein contained:

                  (a) The Borrower is a corporation duly organized and validly existing under the laws of the State, is authorized to do business in, and is in good standing under the laws of, the State, and has the power to enter into, and by proper corporate action has been duly authorized to execute and deliver, this Agreement and the Tax Agreement.

                  (b) None of the execution and delivery of this Agreement and the Tax Agreement, the consummation of the transactions contemplated hereby or thereby, and the fulfillment of or compliance with the terms and conditions of this Agreement and the Tax Agreement, conflicts with or results in a breach of any of the terms, conditions or provisions of any restriction or any agreement or instrument to which the Borrower is now a party or by which it is bound, or constitutes a default under any of the foregoing, or results in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of the property or assets of the Borrower or any subsidiary thereof (excluding any liens created in contemplation of the issuance of the Bonds or otherwise permitted under this Agreement or the Indenture). No condition exists to the knowledge of the Borrower which would, upon the execution of the Agreement, with the lapse of time or the giving of notice, or both, become an Event of Default hereunder.

                  (c) The statements, information, descriptions, estimates and assumptions contained in the Tax Agreement are true, correct and complete and are based upon the best information available to the Borrower.

                  (d) The Borrower intends to operate the Project in a manner consistent with the purposes of the Act until the date on which the Bonds have been fully paid and are no longer Outstanding and knows of no reason why the Project will not be so used. If, in the future, there is a cessation of such use, the Borrower will use its best efforts to resume such use or accomplish an alternate use by it or others which will be consistent with the Act. The Borrower agrees that the actions herein permitted to be taken shall only be taken in such manner as shall not materially impair the character or significance of the Project as furthering the purposes of the Act.

                                    ARTICLE 3

               CONSTRUCTION OF THE PROJECT; ISSUANCE OF THE BONDS

         Section 3.1 Agreement to Construct and Equip the Project. (a) The Borrower agrees that it will acquire and construct, or complete the acquisition and construction and construction of, the Project substantially in accordance with the Plans and Specifications. In the event that Exhibit A hereto is to be amended or supplemented in accordance with the provisions of Section 12.1 of the Indenture, the Issuer will enter into, and will instruct the Trustee to consent to, an amendment of or supplement to Exhibit A hereto upon receipt of:

                           (i)  a   certificate   of  an   Authorized   Borrower
                  Representative describing in detail the proposed changes; and

                           (ii) a copy  of the  proposed  form of  amendment  or
                  supplement to Exhibit A hereto and such other documents, certificates and showing as may be required by counsel rendering the opinion described in clause
                  (c) of this paragraph; and

                           (iii) an opinion of Bond  Counsel to the effect  that
                  such amendment complies with the requirements of this Section 3.1, is in proper form for execution and delivery by the Issuer and will not adversely affect the validity of the Bonds or the exemption from federal income taxes of the interest thereon.

                  (b) The Borrower shall have the right to enter into or to authorize the entering into of change orders with respect to the Project without obtaining the Bank's or the Construction Consultant's prior consent, provided that (i) no such change order will materially change the gross square feet or the manufacturing capacity of its Project after completion of construction of the Project, or involve the use of materials or equipment which will not be at least equal in quality to the materials and equipment originally specified in or required by the Plans and Specifications, as accepted by the Bank and the Construction Consultant, (ii) no such change order shall, in a single instance, result in an increase or decrease in the cost of constructing the Project of more than $20,000, and (iii) the aggregate cost of all such change orders which have not been accepted by the Bank and the Construction Consultant shall not, at any given time, result in an increase or decrease in the cost of constructing the Project of more than $150,000, it being agreed that such aggregate $150,000 maximum increase or decrease in the cost of constructing the Project as a result of such change orders shall not include the cost of any change order entered into without the prior acceptance of the Bank and the Construction Consultant pursuant to this paragraph with respect to which the acceptance of the Bank and the Construction Consultant shall have been subsequently obtained. The Borrower shall also have the right, without obtaining the Bank's or the Construction Consultant's prior acceptance, to enter into change orders or field changes which do not increase or decrease the cost of constructing the Project, provided that the requirements of clause (i) of the preceding sentence are satisfied with respect thereto. The Borrower shall submit to the Bank and the Construction Consultant copies of all change orders entered into with respect to the Project within fifteen (15) days after the same entered into and irrespective of whether the same require the prior acceptance of the Bank and the Construction Consultant pursuant to this Agreement.

         Section 3.2 Agreement to Issue Bonds: Application of the Bond Proceeds. To provide funds to finance the Cost of the Project, the Issuer agrees that it will issue under the Indenture, sell and cause to be delivered to the Underwriter, the Bonds in the aggregate principal amount of $4,250,000 bearing interest and maturing as set forth in the Indenture. The Issuer will thereupon deposit the proceeds received from the sale of the Bonds as follows; (1) in the Bond Fund, a sum equal to the accrued interest, if any, paid by the Underwriter; and (2) in the Project Fund, the balance of the proceeds received from the sale of the Bonds.

         Section 3.3 Disbursements from the Project Fund. The Issuer hereby authorizes and directs the Trustee, upon the compliance with Section 6.7 of the Indenture, to disburse the moneys in the Project Fund to or on behalf of the Borrower for the following purposes (but, subject to the provisions of Section
3.4 and 3.5 hereof, for no other purpose):

                  (a) Payment to the Borrower of such amounts, if any, as shall be necessary to reimburse the Borrower in full for all advances and payments made by it at any time prior to or after the delivery of the Bonds for expenditures in connection with the preparation of the Plans and Specifications (including any preliminary study or planning of the Project or any aspect thereof) and the construction and acquisition of the Project.

                  (b) Payment of the initial or acceptance fee of the Trustee and the Tender Agent, legal, financial and accounting fees and expenses, rating agency fees, original issue discount, and printing and engraving costs incurred in connection with the authorization, sale and issuance of the Bonds, the execution and recording of the Indenture and the preparation and recording or filing of all other documents in connection therewith, and payment of all fees, costs and expenses for the preparation of the Agreement, the Tax Agreement, the Indenture and all other documents in connection with the authorization, sale and issuance of the Bonds; provided, however, that in no event shall the Borrower or the Issuer permit the use of more than $85,000 of the Proceeds of the Bonds (including but not limited to investment earnings and profits) to finance costs relating to the issuance of the Bonds within the meaning of Section 147(g) of the Code, including any underwriter's discount or placement agent's fee.

                  (c) Payment for labor,  services,  materials and supplies used or furnished in the construction and acquisition of the Project, and payment of amounts due under contracts for the acquisition, construction and installation of the Project, all as provided in the Plans and Specifications and work orders therefor.

                  (d)  Payment  of  the  fees,  if  any  ,  for   architectural,
         engineering, legal, underwriting and supervisory services with respect to the Project.

                  (e) To the extent not paid by a contractor for construction or installation with respect to any part of the Project, payment of the premiums on all insurance required to be taken out and maintained during the Construction Period.

                  (f) Payment of the taxes, assessments and other charges, if any, that may become payable during the Construction Period with respect to the Project, or reimbursement thereof if paid by the Borrower.

                  (g) Interest on the Bonds during construction of the Project.

                  (h) Payment of any other costs which constitute part of the Cost of the Project in accordance with generally accepted accounting principles and which are permitted by the Act and will not affect the exemption from federal income taxes of interest on any of the Bonds.

         The Borrower covenants and agrees that at all times at least 95% of the moneys so disbursed out of the Project Fund, excluding amounts used to pay or reimburse the Borrower for the payment of interest on the Bonds and Letter of Credit fees to the extent herein authorized, will be used to pay or reimburse the Borrower for the payment of qualifying costs of Manufacturing Facilities. The Borrower further covenants and agrees that it will not take any action or authorize or permit, to the extent such action is within its control, any action to be taken which would cause the interest on the Bonds to become includable in the federal gross income of the owners of the Bonds, provided that the Borrower shall not have violated this covenant if the interest on any of the Bonds becomes includable in the federal gross income of an owner who is a "substantial user" of the Project or a "related person" within the meaning of
Section 147(a) of the Code.

         Any disbursement request of Proceeds of the Bonds in the Project Fund for any item not described in, or the cost for which item is other than as described in, the Tax Agreement which formed the basis for the information statement filed in connection with the issuance of the Bonds as required by
Section 149(e) of the Code shall be accompanied by a certificate from Authorized Borrower Representative to the Trustee that the average reasonably expected economic life of the Project being financed by the Bonds will not be reduced or, if such evidence is not presented with the disbursement or at the request of the Trustee, by an Opinion of Bond Counsel to the effect that such disbursement will not adversely affect the exclusion of the interest on the Bonds from gross income for federal income tax purposes under the Code.

         The Borrower understands that the Tax Agreement may impose additional restrictions on withdrawals from the Project Fund, and the Borrower agrees to be bound by such restrictions, if any.

         All moneys remaining in the Project Fund after the Completion Date and after payment or provision for payment of all other items provided for in the preceding subsections (a) to (i), inclusive, of this Section, shall at the direction of the Borrower be used in accordance with Section 3.4 hereof.

         Section  3.4  Establishment  of  Completion  Date:  Obligation  of  the
Borrower to Complete. As soon as practicable after the completion of construction of the Project, and in any event not more than ninety (90) days thereafter, the Borrower shall furnished to the Trustee a certificate signed by an Authorized Borrower Representative and the Construction Consultant stating
(i) that construction of the Project has been completed substantially in accordance with the Plans and Specifications, (ii) the Completion Date, (iii) the Cost of the Project, (iv) the portion of the Cost of the Project which has then been paid and (v) the portion of the Cost of the Project which has not yet then been paid. Such certificate may state that it is given without prejudice to any rights against third parties which exist at the date of such certificate or which may subsequently come into being. Moneys (including investment proceeds) remaining in the Project Fund on the date of such certificate may be used, at the direction of an Authorized Borrower Representative, to the extent indicated, for one or more of the following purposes:

                  (a) for the payment, in accordance with the provisions of this Agreement, of any Cost of the Project not then paid as specified in the above-mentioned certificate; or

                  (b) for transfer to the Bond Fund, but only if, and to the extent that, the Trustee has been furnished with an opinion of Bond Counsel to the effect that such transfer is permitted by the Act and does not adversely affect the exemption from federal income taxes of interest on any of the Bonds; or

                  (c) for the redemption of Bonds in accordance with the provisions of Section 3.1(e) of the Indenture within 180 days following the filing of said completion certificate with the Trustee, such moneys to be used only to pay principal of Bonds upon any such redemption.

         Any moneys (including investment proceeds) remaining in the Project Fund on the date of the aforesaid certificate and not set aside for the payment of the Cost of the Project as specified in (a) above or transferred to the Bond Fund pursuant to (b) above shall on such date be placed by the Trustee in a separate and segregated escrow account and used to pay principal of the Bonds upon the redemption thereof as provided in (c) above; provided that, until so used such moneys may also be used, at the direction of the Borrower, for one or more of the following purposes:

                  (d) to pay all or part of the price of purchasing Bonds on tender, in the open market or at private sale, on or before such date or dates, for the purpose of cancellation;

                  (e)  for  the   payment   of  the   cost  of  any   additional
         Manufacturing Facilities, provided that prior to such use this Agreement is amended in accordance with Section 3.1 hereof to include such additional facilities within the definition of Project as used herein; or

                  (f)      for any other purpose;

provided that, no moneys on deposit in such escrow account may be used for any of the purposes specified in (d), (e) or (f) of this paragraph unless and until the Borrower delivers to the Trustee an opinion of Bond Counsel upon which the Trustee may rely to the effect that such use is permitted by the Act and does not adversely affect the exemption from federal income taxes of interest on any of the Bonds; and provided further that, until used for one or more of the foregoing purposes, moneys on deposit in such escrow account may be invested in investments authorized by the first paragraph of Section 3.5 of this Agreement, but may not be invested to produce a yield on such moneys (computed from the Completion Date and taking into account any investment of such moneys during the period from the Completion Date until such moneys were deposited in such escrow account) greater than the yield on the Bonds, all as such terms are used in and determined in accordance with relevant provisions of the Code and regulations promulgated or proposed thereunder.

         In the event the moneys in the Project Fund available for payment of the Cost of the Project should not be sufficient to pay the costs thereof in full, the Borrower agrees to pay directly, or to deposit in the Project Fund moneys sufficient to pay, the costs of completing the Project as may be in excess of the moneys available therefor in the Project Fund. The Issuer does not make any warranty, either express or implied, that the moneys which will be paid into the Project Fund and which, under the provisions of this Agreement, will be available for payment of the Cost of the Project, will be sufficient to pay all the costs which will be incurred in that connection. The Borrower agrees that if after exhaustion of the moneys in the Project Fund the Borrower should pay, or deposit moneys in the Project Fund for the payment of, any portion of the Cost of the Project pursuant to the provisions of this Section, it shall not be entitled to any reimbursement therefor from the Issuer, the Bank or from the Trustee or from the owners of any of the Bonds, nor shall it be entitled to any diminution of the amounts payable under Section 4.2 hereof.

         Section 3.5 Investments. Any moneys held as a part of the Project Fund, the Bond Fund (other than the Credit Facility Account therein) or the Rebate Fund shall be invested or reinvested by the Trustee, at the direction of the Authorized Borrower Representative as provided in Article VII of the Indenture and in the Tax Agreement, to the extent permitted by law in Permitted Investments. Any such investment may be purchased at the offering or market price thereof at the time of such purchase. The Trustee may Trustee may make any and all such investments through its own bond department.

         The investments so purchased shall be held by the Trustee and shall be deemed at all times a part of the fund for which they were made, and the interest accruing thereon and any profit realized therefrom shall be credited to such fund and any net losses resulting from such investment shall be charged to such fund (on the date on which the proceeds of any such investment are needed for the purposes of such fund) and paid by the Borrower.

         Any moneys held as part of the Bond Purchase Fund or the Credit Facility Account of the Bond Fund shall not be invested.

         The Borrower covenants that any funds (including investment proceeds) on deposit in the Project Fund more than three years after the date of the delivery of the Bonds will not be invested to produce a yield greater than the yield on the Bonds, all as such terms are used in and determined in accordance with the regulations promulgated or proposed under relevant provisions of the Code.

         Section 3.6 Arbitrage Certifications. The Borrower reasonably expects, based on its knowledge, information and belief, and hereby certifies and represents to the Issuer and the Issuer hereby certifies that it reasonably expects, that the proceeds of the Bonds will not be used in a manner that would cause the Bonds to be classified as "arbitrage bonds" under Section 148 of the Code and regulations prescribed under that Section. The Issuer and the Borrower jointly and severally certify and covenant with all purchasers and owners of the Bonds from time to time outstanding and with the Bank that, so long as any of the Bonds remain outstanding, moneys on deposit in any fund or account in connection with the Bonds, whether or not such moneys were derived from the proceeds of the sale of the Bonds or from any other sources, will not be used in a manner which will cause the Bonds to be "arbitrage bonds" within the meaning of the Code, and any lawful regulations promulgated or proposed thereunder. The Borrower covenants for the benefit of the Issuer and the purchasers of the Bonds and the Bank that all actions with respect to the Bonds required by Section 148(f) of the Code shall be taken. Upon request of the Issuer or the Trustee, the Borrower shall within 25 days after (i) each anniversary of the Dated Date, unless the final payment, whether upon redemption in whole or at maturity, of the Bonds shall have occurred prior to such anniversary, and (ii) such final payment, file with the Trustee a statement to the effect that the Borrower is then in compliance with its covenant contained in the preceding sentence, together with supporting calculations; provided, however, that if the Borrower shall furnish to the Trustee and the Issuer an opinion of Bond Counsel to the effect that no further action by the Borrower is required for such compliance with respect to the Bonds, the Borrower shall not thereafter be required to delivery any such statements or calculations.

         Section 3.7 Costs of Issuance. The Borrower covenants and agrees to pay all costs incurred in connection with the issuance of the Bonds, and the Issuer shall have no obligation with respect to such costs.

                                    ARTICLE 4

                   LOAN OF BOND PROCEEDS; PAYMENT OBLIGATIONS

         Section 4.1 Loan of Bond Proceeds. The Issuer agrees, upon the terms and conditions in this Agreement, to lend to the Borrower the proceeds (exclusive of accrued interest, if any) received by the Issuer from the sale of the Bonds.

         Section 4.2       Amounts Payable by Borrower.

                  (a) The Borrower covenants and agrees to pay to the Trustee as a loan repayment installment, on each date provided below until the principal of, premium, if any, and interest on the Bonds shall have been fully paid or provisions for the payment thereof shall have been made in accordance with the Indenture, in lawful money of the United States of America, for deposit in the Bond Fund, a sum equal to the following amounts:

                           (1)  During the Variable Rate Period:

                                    (i) on May 15,  1996 and  June  15,  1996 an
                                    amount equal to one-half (1/2) of the amount coming due (based on the interest rate(s) in effect from the Dated Date of the Bonds) as interest on the Bonds on July 1, 1996;

                                    (ii) on July 15,  1996 and on the  fifteenth
                                    (15th)  day of  each  month  thereafter,  an
                                    amount  equal  to  one-third  (1/3)  of  the
                                    amount  coming  due  (based on the  interest
                                    rate(s)  in  effect  from the next  previous
                                    Variable Rate Interest  Payment Date) on the
                                    next   succeeding   Variable  Rate  Interest
                                    Payment Date;

                                    (iii) on May 15,  1996 and on the  fifteenth
                                    (15th) day of each month thereafter to and including March 15, 1997, an amount equal to one- eleventh (1/11) of the amount coming due as principal of the Bonds on April 1, 1997;

                                    (iv) on April 15, 1997, and on the fifteenth
                                    (15th)  day of  each  month  thereafter,  an
                                    amount equal to one-twelfth (1/12) of the amount coming due as principal of the Bonds on the next succeeding April 1.

                           (2)  During the Fixed Rate Period:

                                    (i)  On the  fifteenth  (15th)  day of  each
                                    month, an amount equal to the amount coming due as interest on the Bonds on the next succeeding Fixed Rate Interest Payment Date divided by the number of Mid-Months from the Conversion Date or last previous Fixed Rate Interest Payment Date, as the case may be, to the next succeeding Fixed Rate Interest Payment Date;

                                    (ii)  on the  fifteenth  (15th)  day of each
                                    month, an amount equal to the amount coming due as principal on the Bonds on the next succeeding April 1 divided by the number of Mid-Months from the Conversion Date or last previous April 1, as the case may be, to the next succeeding April 1.

                           (3) Upon the redemption of any Bonds, on the fifteenth (15th) day immediately preceding the date fixed for redemption, to the extent not already on deposit in the Bond Fund and available for payment thereof, an amount equal to the redemption price of the Bonds to be redeemed.

                           (4) On the third  Business  Day before any  principal
                           of, premium or interest on the Bonds is due and payable, the Trustee will notify the Borrower of the amount on deposit in the Bond Fund and available for that payment. If such amount is not sufficient to make that payment, the Borrower promptly (and in any event before the date of principal of, premium or interest on the Bonds is payable) will pay to the Trustee, in immediately available funds, the amount of the deficiency. If such amount is in excess of its amount necessary to make that payment, the amount of the excess will be credited against the next succeeding monthly payment(s) due from the Borrower.

                           (5) If the Borrower shall fail to pay any amount under this Section 4.2(a), the amount so in default shall continue as an obligation of the Borrower until the amount so in default shall have been fully paid, and the Borrower agrees to pay the same with interest thereon until paid (to the extent legally enforceable) at a rate equal to the rate borne by the Bonds from time to time from the due date thereof until paid.

                  (b) In addition to the payments required to be made by the Borrower pursuant to Section 4.2(a) hereof, the Borrower agrees to pay to the Tender Agent amounts sufficient and at such times as to enabled the Tender Agent to pay the purchase price of any Bonds to be purchased pursuant to Section 4.1 or Section 4.2 of the Indenture on each purchase date of such Bonds as set forth in said Section 4.1 or Section 4.2, as the case may be. All such payments shall be made to the Tender Agent in lawful money of the United States of America in federal or other immediately available funds at the designated corporate trust office of the Tender Agent. Each payment pursuant to this Section 4.2(b) shall at all times be sufficient to pay the purchase price of any Bonds to be purchased on such date pursuant to Section 4.1 or Section 4.2 of the Indenture; provided that remarketing proceeds held by the Tender Agent in the Bond Purchase Fund on any such date and available to pay any such purchase price pursuant to Section 6.11(b)(i) or 6.11(b)(ii) of the Indenture shall be credited against the amount due on such date pursuant to this
         Section 4.2(b) to the extent available to pay the purchase price of such Bonds on such date. So long as a Credit Facility is in effect and no wrongful dishonor has occurred and is continuing, the Borrower agrees not to purchase, and not to permit any Insider of the Borrower to purchase, any Bonds except with Available Moneys.

                  (c) The Borrower also agrees to pay when due, upon written request, or to promptly reimburse the Issuer for (i) all costs incurred by the Issuer in connection with the financing and administration of the Project, except as may be paid out of the proceeds of the Bonds, including without limitation, any necessary expenses incurred by authorized officials of the Issuer while engaged in the performance of their duties as such authorized officials of the Issuer, (ii) the reasonable fees and expenses of counsel to the Issuer and Bond Counsel and (iii) all publication, filing and recording fees. In the event the Borrower should fail to make any of the payments required in this
         Section 4.2(c), the item or installment so in default shall continue as an obligation of the Borrower until the amount in default shall have been fully paid, and the Borrower agrees to pay the same with interest thereon to the extent permitted by law at the rate of interest borne by the Bonds from the due date thereof until paid.

                  (d) The Borrower also agrees to pay to the Bond Registrar, the Tender Agent and the Trustee (1) the initial acceptance fee of the Trustee and the Tender Agent and the costs and expenses, including reasonable attorney's fees, incurred by the Trustee in entering into and executing the Indenture, and (2) during the term of this Agreement
         (i) an amount equal to the annual fee of the trustee for the ordinary services of the Trustee, as trustee, rendered and its ordinary expenses incurred under the Indenture, including reasonable attorneys' fees, as and when the same become due, (ii) the fees, charges and expenses of the Trustee, the Bond Registrar and the Tender Agent, as and when the same become due, and (iii) the fees, charges and expenses of the Trustee for the necessary extraordinary services rendered by it and extraordinary expenses incurred by it under the Indenture, including reasonable attorneys' fees, as and when the same become due.

                  (e) The Borrower also agrees to pay all fees, charges and expenses of the Remarketing Agent as they become due and payable pursuant to Section 3 of the Remarketing Agreement.

                  Section 4.3 No Defense or Set-off, Unconditional Obligation. The obligations of the Borrower to make the payments required in
         Section 4.2(a) and (b) hereof shall be absolute and unconditional, irrespective of any defense or any rights of setoff, recoupment or counterclaim it might otherwise have against the Issuer, the Trustee, the Tender Agent, the Paying Agent or the Bond Registrar. The Borrower shall pay net during the term of this Agreement the payments to be made under Section 4.2(a) and (b) hereof free of any deductions and without abatement, diminution or set-off other than those herein expressly provided. Until such time as the principal of, premium, if any, and interest on the Bonds shall have been fully paid, or provision for the payment thereof shall have been made in accordance with the Indenture, the Borrower: (i) will not suspend or discontinue any payments provided for in Section 4.2(a) and (b) hereof;
         (ii) will perform and observe all of its agreements contained in this Agreement; and (iii) will not terminate this Agreement for any cause, including, without limiting the generality of the foregoing, the occurrence of any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, any change in the tax laws of the United States of America or the State or an political subdivision thereof, or any failure of the Issuer, the Trustee, the Tender Agent, the Paying Agent, the Bond Registrar or the Bank to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement, except to the extent permitted by this Agreement.

         Section 4.4 Assignment and Pledge of Issuer's Rights. As security for the payment of its Bonds and, on a subordinate basis and after payment in full of the Bonds, all Obligations, the Issuer will assign and pledge to the Trustee all right, title and interest of the Issuer in and to this Agreement, including the right to receive payments hereunder and thereunder (except the right to receive payments, if any, under Sections 4.2(c), 5.3 and 6.3 hereof and the rights to make determinations and receive notices as herein provided), and hereby directs the Borrower to make said payments directly to the Trustee. The Borrower herewith assents to such assignment and pledge and will make payments directly to the Trustee without defense or set-off by reason of any dispute between the Borrower and the Issuer, the Trustee, the Tender Agent, the Bond Registrar, the Paying Agent or the Bank.

         Section 4.5 No Third Party Beneficiary. It is specifically agreed between the parties executing this Agreement that it is not intended by any of the provisions of any part of this Agreement to establish in favor of the public or any member thereof, other than as expressly provided herein or as contemplated in this Agreement, the rights of a third party beneficiary hereunder, or to authorize anyone not a party to this Agreement to maintain a suit for personal injuries or property damage pursuant to the terms or provisions of this Agreement. The duties, obligations and responsibilities of the parties to this Agreement with respect to third parties shall remain as imposed by law.

                                    ARTICLE 5

                        SPECIAL COVENANTS AND AGREEMENTS

         Section 5.1 Right of Access to the Project. The Borrower agrees that during the term of this Agreement the Issuer, the Trustee, the Bank and their duly authorized agents shall have the right during regular business hours, with reasonable notice, to examine and inspect the Project. The Borrower agrees that the Issuer, the Trustee, the Bank and their duly authorized agents shall have, subject to such limitations, restrictions and requirements as the Borrower may reasonably prescribe, such rights of access.

         Section 5.2 Maintain its Existence: Conditions Under Which Executions Permitted. The Borrower agrees that during the term of this Agreement it will maintain its corporate existence, will not dissolve or otherwise dispose of all or substantially all of its assets, and will not consolidate with or merge into another corporation or permit one or more corporations to consolidate with or merge into it unless the Borrower is the surviving, resulting or transferee corporation, as the case may be; provided, that the Borrower may, without violating the agreements contained in this
Section 5.2, consolidate with or merge into another domestic corporation (i.e., a corporation incorporated and existing under the laws of the United States of America or any state, district or territory thereof) or permit one or more other domestic corporations to consolidate with or merge into it, or sell or otherwise transfer to another domestic corporation all or substantially all of its assets as an entirety and thereafter dissolve, provided, in the event the Borrower is not the surviving, resulting or transferee corporation, as the case may be, that the surviving, resulting or transferee corporation (i) is a domestic corporation as aforesaid, (ii) is qualified to do business in the State, (iii) assumes in writing all of the obligations of the Borrower under this Agreement, the Tax Agreement and the Letter of Credit Agreement and (iv) has been approved in writing by the Bank.

         Section 5.3       Release and Indemnification Covenants.

                  (a) The Borrower agrees to indemnify and save the Issuer, its directors officials, officers, employees and agents (each an "indemnified party") harmless against and from all claims by or on behalf of any person, firm or corporation arising from the conduct or management of, or from any work or thing done on, the Project or relating to the issuance of the Bonds, including but not limited to (i) any condition of the Project, (ii) any breach or default on the part of the Borrower in the performance of any of its obligations under this Agreement, the Tax Agreement or the Indenture, (iii) any act of
         negligence of the Borrower or of any of its agents, contractors, servants, employees or licensees, (iv) any act of negligence of any assignee or lessee of the Borrower, or of any agents, contractors, servants, employees or licensees of any assignee or lessee of the Borrower, (v) any violation by the Borrower of state or federal securities laws in connection with the offer and sale of the Bonds or any liability resulting from or related to the issuance or sale of the Bonds, (vi) any performance by any indemnified party of any act required under this Agreement, the Tax Agreement or the Indenture or requested by the Borrower; excluding, however, claims occasioned by the gross negligence or willful misconduct of the indemnified party, or
         (vii) any loss or damage to property or any injury to or death of any person occurring on or about or resulting from the Project or the operation thereof. The Borrower agrees to indemnify and save each indemnified party harmless from and against all costs and expenses incurred in or in connection with any such claim arising as aforesaid or in connection with any action or proceeding brought thereon. If any such claim shall be made or action brought based upon any such claim in respect of which indemnity may be sought against the Borrower, upon receipt of notice promptly given to the Borrower in writing from the indemnified party setting forth the particulars of such claim or action, the Borrower shall assume the defense thereof including the employment of counsel and the payment of all costs and expenses. Each indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless (A) the employment of such counsel has been specifically authorized in writing by the Borrower, or (B) representation of both the indemnified party and the Borrower by the same counsel is inappropriate by applicable standards of professional conduct which attorneys maintain in the jurisdiction in which the suit shall have been instituted due to actual or potential conflicting interests (it being understood that the Borrower shall not be liable for the expense of more than one separate counsel representing such indemnified party unless representation by more than one counsel shall have been specifically authorized in writing by the Borrower).

                  (b) The Borrower also agrees to pay and to indemnify and hold harmless the Remarketing Agent, the Trustee, the Bank, the Tender Agent, the Bond Registrar, any person who "controls" the Remarketing Agent, the Bond Registrar, the Tender Agent, the Bank or the Trustee within the meaning of Section 15 of the Securities Act of 1933, as amended, and any member, officer, director, official and employee of the Remarketing Agent, the Bond Registrar, the Tender Agent, the Bank or the Trustee (collectively called the "Indemnified Parties") from and against, any and all claims, damages, demands, expenses, liabilities and losses of every kind, character and nature asserted by or on behalf of any person arising out of, resulting from, or in any way connected with, the condition, use, possession, conduct, management, planning, design, acquisition, construction, installation, renovation or sale of the Project or any part thereof. The Borrower also covenants and agrees, at its expense, to pay, and to indemnify and save the Indemnified Parties harmless of, from and against, all costs, reasonable counsel fees, expenses and liabilities incurred in any action or proceeding brought by reason of any such claim or demand subject, however, to the provisions contained below in this paragraph and excluding claims occasioned by the gross negligence or willful misconduct of the Indemnified Parties. If any action or proceeding is brought against any Indemnified Party by reason of any such claim or demand, such Indemnified Party shall immediately notify the Borrower, which shall resist and defend any action or proceeding on behalf of such Indemnified Party, including the employment of counsel, the payment of all expenses and the right to negotiate and consent to settlement. Each Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Parties unless the (A) employment of such counsel has been specifically authorized in writing by the Borrower or
         (B) representation of both the Indemnified Parties and the Borrower by the same counsel is inappropriate by applicable standards of professional conduct which attorneys maintain in the jurisdiction in which the suit shall have been instituted due to actual or potential conflicting interests (it being understood that the Borrower shall not be liable for the expense of more than one separate counsel representing any of the Indemnified Parties unless representation by more than one counsel shall have been specifically authorized in writing by the Borrower). If such separate counsel is employed, the Borrower may join in any such suit for the protection of its own interests. The Borrower shall not be liable for any settlement of any such action effected without its consent, but if settled with the consent of the Borrower or if there be a final judgment for the plaintiff in any such action, the Borrower agrees to indemnify and hold harmless the Indemnified Parties.

         Section 5.4 Validity and Tax-empt Status of the Bonds. The Borrower and the Issuer covenant and agree that they, and each of them, will not take or authorize or permit any action to be taken and have not taken or authorized or permitted any action to be taken which results in interest paid on the Bonds being included in the gross income of any owner thereof for purposes of federal income taxation (other than an owner who is a "substantial user" of the

Project or a "related person" within the meaning of Section 147(a) of the Code or adversely affects the validity of the Bonds. Promptly after the Borrower first becomes aware of any Determination of Taxability, the Borrower shall give written notice thereof to the Issuer, the Trustee, the Remarketing Agent and the Bank.

         Section 5.5 Taxes and Government Charges. The Borrower will promptly pay, as the same become due, all lawful taxes, assessments, utility charges and other governmental charges of any kind whatsoever levied or assessed by federal, state or any municipal government upon or with respect to the Project or any part thereof or any payments under this Agreement. The Borrower may, at its expense and in its own name and behalf or in the name and behalf of the Issuer, if it is a necessary party thereto, in good faith contest any such taxes, assessments and other charges and, in the event of such contest, permit the taxes, assessments or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom, provided that such non-payment does not adversely affect the payment by the Borrower of all other amounts required to be paid by it hereunder or adversely affect the validity of the Bonds or the tax-exempt status of the interest thereon. All taxes, assessments and other charges levied or imposed with respect to the Project shall be the obligation of the Borrower, and the Issuer shall have no obligation or liability in that regard.

         Section 5.6 Maintenance and Repair; Insurance. (a) The Borrower will maintain the Project in a reasonably safe and sound operating condition, making from time to time all needed repairs thereto.

                  (b) The Borrower shall maintain the following insurance at its sole cost and expense:

                           (i) Insurance in such amounts as the Bank shall approve. which shall not be less than the principal amount of the Bonds nor more than the full insurable value of the Project, against loss and/or damage to the Project under a policy or policies covering such risks as are ordinarily insured against by companies owning similar manufacturing facilities, including, without limiting the generality of the foregoing, fire, earthquake, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, damage from aircraft, smoke and uniform standard extended coverage and vandalism and malicious mischief endorsements, limited only as may be provided in the standard form of such endorsements at the time in use in the State of Missouri.

                           (ii) Comprehensive general public liability insurance
                  including blanket contractual liability and personal injury liability (with employee exclusion deleted) protecting the Borrower against liability for injuries to persons and property in such coverage amounts and with terms as are normally carried by similar manufacturing companies, and naming the Issuer, the Bank and the Trustee as additional insureds, as their respective interests may appear.

                           (iii) Automobile insurance (excluding collision insurance) including owned, non-owned and hired automobiles protecting the Borrower against liability for injuries to persons and property with limits as follows: for property damage and for bodily injury, $500,000 for each occurrence and for each year; with a deductible amount in each case of not more than $50,000 for each occurrence and not more than $50,000 for each year.

                           (iv) Use and  occupancy  (or  business  interruption)
                  insurance, covering interruption of the Borrower's operations in whole or in part by reason of the total or partial suspension of, or interruption in, the operation of the Project, including its rental of buildings, caused by the damage to or destruction of any part of the Project caused by any of the perils described in paragraph (i), with such exceptions as are customarily imposed by insurers, in an amount sufficient to comply with the requirements of a standard 50% gross earnings business interruption form. All policies evidencing insurance required by this paragraph (iv) shall be carried in the name of in the Borrower, and the names of the Issuer, the Bank and the Trustee as their respective interests may appear, provided that all losses thereunder as to the Borrower shall provide for payment consistent with
                  Section 5.14 hereof. the net proceeds of such insurance shall (if required by Section 5.14 hereof) be deposited in the Bond Fund under the Indenture to the extent necessary to pay interest on or principal of the Bonds, as the case may be, as the same become due during the period of interruption of the Borrower's operations. Such deposit shall be credited against the Borrower's obligation to make such payments, and any remaining balance shall be paid to the Borrower.

                           (v) Workers'  compensation  insurance  respecting all
                  employees of the Borrower, in such amount as is customarily carried by like organizations engaged in like activities of comparable size and liability exposure.

         All such policies of insurance set forth above shall be issued by responsible insurance companies or associations (which companies or associations may be affiliated with the Borrower) selected by the Borrower, permitted under the laws of the State of Missouri to assume the risks covered thereby and who shall have a minimum policy holders rating of "A" per the latest rating publication of Property and Casualty Insurers by A.M. Best Company. Not fewer than ten (10) days before the expiration of each policy required under this
Section 5.6, the Borrower shall deliver to the Bank certificates or other evidence satisfactory to the Bank that such policy has been renewed or replaced and the premium thereon has been paid.

         Section 5.7 Financial Reports. The Trustee and the Issuer shall be permitted during regular business hours, upon reasonable notice to the Borrower, during the terms of this Agreement to examine the books and records of the Borrower with respect to the Project.

         The Borrower agrees that any such information furnished to the Trustee in accordance with this Section 5.7 may be furnished by the Trustee to any Bondholder who so requests.

         Section 5.8       Letter of Credit.

                  (a) On or prior to the issuance, sale and delivery of the Bonds to the Underwriter pursuant to Section 2.6 of the Indenture, the Borrower hereby covenants and agrees to obtain and deliver to the Trustee the initial , irrevocable, transferable, direct pay

         Letter of Credit to be issued by the Bank in favor of the Trustee for the benefit of the owners from time to time of the Bonds in the form of Annex I to the initial Letter of Credit Agreement. The initial Letter of Credit shall be dated the Dated Date; shall expire on April 15, 1999 or earlier as described in the Letter of Credit, unless otherwise extended in accordance with the terms and provisions of subsection (b) below and the Letter of Credit Agreement, shall be in the amount of (i) the aggregate principal amount of the Bonds (A) to enable the Trustee to pay the principal of the Bonds at maturity, upon call for redemption prior to maturity or acceleration, and (B) to enable the Trustee to pay the portion of the purchase price of Bonds tendered or deemed to be tendered to the Tender Agent for purchase, equal to the aggregate principal amount of such Bonds plus (ii) an amount equal to the interest to accrue on the Bonds for one hundred and thirteen (113) days at a maximum rate of ten percent (10%) per annum calculated on the basis of a year of 365 days (A) to enable the Trustee to pay interest accrued on the Bonds on the dates and in the manner set forth in the Indenture, and (B) to enable the Trustee to pay the portion of the portion of the purchase price of Bonds tendered or deemed to be tendered to the Tender Agent for purchase, equal to the accrued interest on such Bonds plus (iii) an amount equal to three percent (3%) of the aggregate principal amount of the Bonds to enable to Trustee to pay the call premium if the Bonds are called for redemption pursuant to
         Section 3.1(c) of the Indenture.

                  (b) Except as hereinafter provided, at any time during the Variable Rate Period, the Borrower may, at its option (if provided by, and in accordance with, the terms of the related Letter of Credit Agreement) provide for the extension of the term of the Letter of Credit then in effect, if any, deliver to the trustee a substitute Letter of Credit as hereinafter provided or allow the Letter of Credit then in effect to expire or terminate in accordance with its terms. The term "substitute Letter of Credit" as used herein shall mean any Letter of Credit delivered in accordance with the terms hereof, other than (1) the initial Letter of Credit delivered on the date of the initial delivery of the Bonds and any (2) extensions of, or new Letters of Credit issued by the issuer of, the Letter of Credit then in effect. If the Borrower chooses to provide for the extension of the term of the Letter of Credit then in effect, such extension shall be for a period of at least one (1) year after the Stated Termination Date of the existing Letter of Credit and shall provide that it is to expire fifteen (15) days after a Variable Rate Interest Payment Date, and the Borrower shall furnish proof of such extension or a replacement Letter of Credit with terms identical to the existing Letter of Credit (except for the Stated Termination Date), in the form of an amendment to the Letter of Credit or a replacement Letter of Credit or a notice form the Bank of such extension, as provided in the Letter of Credit, evidencing such extension, to the Trustee no later than forty-five (45) days prior to the Stated Termination Date of the Letter of Credit. If the Borrower chooses to provide a substitute Letter of Credit to replace a Letter of Credit scheduled to terminate, to replace an existing Letter of Credit at any time while a Letter of Credit is in effect or at any time while no Letter of Credit is in effect, such substitute Letter of Credit shall be an irrevocable letter of credit in substantially the same form and tenor as the initial Letter of Credit in an amount equal to the outstanding principal amount of the Bonds plus an amount equal to the maximum interest to accrue on the Bonds then Outstanding for one hundred and thirteen (113) days at a maximum rate of ten percent (10%) per annum calculated on the basis of a year of 365 days, plus an amount equal to three percent (3%) of the outstanding principal amount of the Bonds with administrative provisions reasonably satisfactory to the Trustee, but provided to expire at least one (1) year after the Stated Termination Date of the existing Letter of Credit (or, if no Letter of Credit is then in effect, having a term of at least one (1) year), providing that it is to expire fifteen (15) days after a Variable Rate Interest Payment Date, and to be issued by a commercial bank and delivered to the Trustee at least two (2) Business Days before the Stated Termination Date of the Letter of Credit, if any, then in effect to the Trustee. Simultaneously with the delivery of such substitute Letter of Credit to the Trustee, the Borrower shall also provide the Trustee with (i) if such substitute Letter of Credit is issued by a bank other than a domestic commercial bank, an opinion or opinions of Counsel acceptable to the Trustee that no registration of the Bonds or such substitute Letter of Credit is required under the Securities Act of 1933, as amended, nor is the Indenture required to be qualified under the Trust Indenture Act of 1939, as amended, (ii) an opinion of Counsel satisfactory to the Trustee to the effect that such substitute Letter of Credit is a valid and enforceable obligation of the issuer or provider thereof, and (iii) an opinion of Bond Counsel that such substitute Letter of Credit is authorized under this Agreement, complies with the terms hereof and that the provision thereof will not have an adverse effect on the exclusion of the interest on the Bonds from the gross income of the owners thereof for federal income tax purposes. If the Borrower shall fail to furnish to the Trustee such opinions described above on or before the specified date, the Trustee shall be deemed not to have received the substitute Letter of Credit. Upon delivery of a substitute Letter of Credit and the foregoing opinions, the Trustee is authorized and directed to surrender the existing Letter of Credit, if any, then in effect and to approve the cancellation of the existing Letter of Credit (by, inter alia, completing and delivering to the Bank any appropriate certificate to the Letter of Credit). The Bonds shall be subject to mandatory tender for purchase pursuant to Section 4.2 of the Indenture upon the expiration or termination of the Letter of Credit unless such Letter of Credit is extended. The Borrower hereby covenants and agrees to give the Issuer, the Trustee, the Bank and the Remarketing Agent written notice of its intention to delivery any substitute Letter of Credit or to terminate a Letter of Credit or of the expiration of a Letter of Credit at least forty-five (45) days prior to the date on which the Borrower expects to deliver such substitute Letter of Credit or on which such termination or expiration is to occur.

                  (c) If the Borrower elects to exercise its option to cause the interest rate on the Bonds to be converted to the Fixed Rate in accordance with the provisions of Section 5.9 hereof, the Bonds shall not be secured by a Credit Facility during the Fixed Rate Period, but the Bonds must be rated at least investment grade by any Rating Agency on and after the Conversion Date.

         Section 5.9 Option to Convert to Fixed Rate. The Borrower shall have, and is hereby granted, the option to elect to convert the interest rate borne by the Bonds to the Fixed Rate, pursuant to the provisions of Section 2.2 of the Indenture, subject to the terms and conditions set forth therein. At the time of, and as a condition to, the giving of the notice by the Borrower of the exercise of its option to convert the interest rate borne by the Bonds to the Fixed Rate, the Borrower shall deliver to the Issuer and the Trustee a letter from a Rating Agency stating that the Bonds will be rated at least investment grade by such Rating Agency on and after the Proposed Conversion Date.

         Section 5.10 Operation of Project. Although the Borrower intends to operate, or cause to be operated, the Project for its designed purposes until the date on which no Bonds are outstanding, the Borrower is not required by this Agreement to operate, or cause to be operated, any portion of the Project after the Borrower shall deem in its discretion that such continued operation is not advisable, and in such event it is not prohibited by this Agreement from selling, leasing or retiring all or any such portion of the Project. Unless otherwise approved by the Bank in writing, the net proceeds from such sale, lease or other disposition shall be deposited in the Bond Fund and used to redeem or otherwise retire Bonds on the earliest date practicable after such deposit. No such sale, lease or other disposition of all or any portion of the Project shall reduce or otherwise affect the Borrower's obligation to pay amounts under Section 4.2 hereof.

         The Borrower shall, within thirty (30) days after the delivery thereof, furnish or cause to be furnished to the Issuer and to the Trustee a true and complete copy of any deed, lease or other instrument, as the case may be, conveying any interest in the Project. The Borrower understands that in connection with any such cessation of operation of the Project, that it may be required to redeem the Bonds in accordance with Section 3.1(f) of the Indenture and Section 7.1(d) hereof.

         Section  5.11   Qualification   in  State.  The  Borrower  agrees  that
throughout the term of this Agreement it will be qualified to do business in the State.

         Section 5.12 Compliance with Orders, Ordinances, Etc. The Borrower agrees that it will use its best efforts promptly to comply with all statutes, codes, laws, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all federal, state, county, municipal and other governmental authorities, foreseen or unforeseen, ordinary or extraordinary, which now or at any time hereafter may be applicable to the Project or any part thereof, or to any use, manner of use or condition of the Project or any part thereof.

         Section 5.13 No Warranty by Issuer. The Issuer makes no warranty, either express or implied, as to the Project of that it will be suitable for the purposes or needs of the Borrower.

         Section 5.14      Insurance and Condemnation Awards.

                  (a) In the event of damage to, or destruction of, the Project or any portion thereof resulting from fire or other casualty, the Borrower promptly will notify the Bank, and, if the net proceeds of any insurance relating to such damage are not more than fifteen percent (15%) of the buildings and improvements now or hereafter located on the Project Site (as determined by a duly licensed, reputable and third party insurance adjuster aat the time of such damage or destruction), the Borrower will forthwith replace, repair, reconstruct and restore the Project, as applicable, to substantially the same or an improved condition or utility value as existed prior to the event causing such damage and will to the extent necessary apply the net proceeds of any insurance relating to such damage received by the Borrower to the payment or reimbursement of the costs of such replacement, repair, reconstruction and restoration.

                  In the event the Project or any portion thereof is destroyed by fire or other casualty and the damage or destruction is estimated to exceed fifteen percent (15%) of the original cost of constructing the Project, the Borrower agrees promptly to notify the Bank and the Trustee of such event, and the Borrower shall, within 90 days after such damage or destruction, elect, in accordance with the written direction of the Bank, one of the following two options by written notice of such election to the Trustee.

                           (i) Option A-Repair and Restoration. The Borrower may
                  elect to use all or part of such net proceeds to replace, repair, reconstruct and restore the damaged Project. In such event the Borrower shall proceed forthwith to replace, repair, reconstruct and restore the damaged Project to substantially the same condition or utility value as existed prior to the event causing such damage or destruction and will apply the net proceeds of any insurance relating to such damage or destruction received by the Borrower to the payment or reimbursement of the costs of such replacement, repair, reconstruction and restoration.

                           It is further understood and agreed that in the event
                  the Borrower shall elect this Option A or is unable to obtain the opinion required by Option B below, the Borrower shall complete the replacement, repair, reconstruction and restoration of the Project, as applicable, whether or not the net proceeds of insurance received by the Borrower for such purposes are sufficient to pay for the same.

                           The  Borrower  agrees to apply such net  proceeds  so
                  received solely to the purposes specified in such notice of election.

                           (ii) Option  B-Prepayment of Bonds.  The Borrower may
                  elect to have all or part of such net proceeds payable as a result of such damage or destruction applied to the prepayment of the Bonds; provided that the Borrower supplies the Trustee with an opinion of an architect or an engineer stating that the property destroyed was not essential to the use of the Project, and that the revenues of the Borrower will not be materially adversely affected by such destruction; provided, however, no such opinion shall be required if all Bonds Outstanding are to be redeemed and paid. In such event the Borrower shall, in its notice of election to the Trustee, direct the Trustee to deposit such net proceeds or a specified portion thereof, when and as received, in the Bond Fund. If only part of such net proceeds is applied to the prepayment of the bonds, then the remaining part of such net proceeds shall be applied as provided under Option A above.

                  (b) The lien of this Agreement shall terminate as to the Project or any portion thereof condemned or taken for any public or quasi-public use when title thereto vests in the party condemning or taking the same (hereinafter referred to as the "condemnation date").

                  In the event such award or insurance proceeds exceed fifteen percent (15%) of the original cost of constructing the Project, the Borrower shall within 90 days after the termination date or the date on which such insurance proceeds are determined, whichever is later, elect, subject to the written approval of the Trustee and the Bank, which approval shall not be unreasonably withheld, one of the following two options by written notice of such election to Trustee:

                           (i) Option A-Repairs and  Improvements.  The Borrower
                  may elect to use all or part of the net proceeds of the award made in connection with such condemnation or taking or of such insurance for replacement of or repairs and improvements to the Project, as applicable.

                           The Borrower agrees to apply any such net proceeds so received solely to the purposes specified in such notice of election.

                           (ii) Option  B-Prepayment of Bonds.  The Borrower may
                  elect to have all or part of such net proceeds payable as a result of such condemnation or taking or of such insurance applied to the prepayment of the Bonds; provided that the Borrower supplies the Trustee with an opinion of an architect or an engineer stating that the property condemned or the property interest lost because of the title defect which resulted in the realization on such insurance, as the case may be, was not essential to the use of the Project, and that the Borrower's revenues will not be materially adversely affected by such condemnation or taking or title defect; provided, however, no such opinion shall be required if all Bonds Outstanding are to be redeemed and paid. IN such event the Borrower shall, in its notice of election to the Trustee, direct the Trustee to deposit such net proceeds, or part thereof, when and as received, in the Bond Fund. If only part of such net proceeds is applied to the prepayment of the Bonds, then the remaining part of such net proceeds shall be applied as provided under Option A above.

                  The Issuer and the Trustee, at the Borrower's sole expense, shall cooperate with the Borrower in the handling and conduct of any prospective or pending condemnation proceedings with respect to the Project or any part of either.

         Section 5.15 Governmental Approvals. The Borrower covenants that it will obtain or cause to be obtained all necessary approvals from any and all governmental agencies requisite to the construction and acquisition of the Project, and that the Project will be constructed and acquired in compliance with all federal, State and local laws and ordinances and regulations applicable thereto. The Borrower will obtain or cause to be obtained all required occupancy permits and licenses from appropriate authorities authorizing the construction, occupancy and use of the Project for the purposes contemplated by the Borrower. Borrower will furnish the Bank with a copy of all such permits, licenses, authorization and other governmental approvals promptly after it receives them.

         Section 5.16      Continuing Disclosure.

                  (a) The Borrower intends that the Bonds will be offered and sold in a primary offering that is exempt from the requirements of Rule 15c2-12 by reason of the exemption provided in subparagraph (d)(1) thereof. If interest on the Bonds is converted to a fixed rate, or if, for any other reason, an exemption from the requirements of Rule 15c2-12 is not available, the Borrower, for the benefit of the Bondholders, hereby covenants and agrees to provide the information, at the times and to the information repositories and depositories as described in subsection (b) and (c) below.

                  (b) Within 120 days after the close of each fiscal year beginning with the fiscal year ending December 31, 1996, the Borrower will furnish to each NRMSIR and each SID, if any, a copy of the financial statements of the Borrower prepared in accordance with generally accepted accounting principles by its independent auditors (or if not available as of that date, the unaudited financial statements of the Borrower with the audited financial statements to follow as soon as practicable after they become available.

                  Any financial statements required by this paragraph (b) may be incorporated by cross reference to other documents, including official statements of debt issues of the Borrower that have been filed with each NRMSIR or the Securities and Exchange commission, and, in the case of a final official statement, that is available from the MSRB. The Borrower shall identify clearly each document provided by cross reference and the source from which it is available.

                  (c) The Borrower shall send to each NRMSIR or to the MSRB, and to each SID, if any, promptly upon the occurrence thereof notice of nay of the following events with respect to the Bonds, if material:

                           1.       Principal or interest payment delinquencies;
                           2.       Non-payment related defaults;
                           3. Unscheduled draws on the debt service reserves reflecting financial difficulties;
                           4. Unscheduled draws on credit enhancements reflecting financial difficulty;
                           5. Substitution of credit or liquidity providers or their failure to perform;
                           6. Adverse tax opinions or events affecting the tax exempt status of the Bonds;
                           7.       Modifications of rights of security holders;
                           8.       Bond calls;
                           9.       Defeasances;
                           10. Release, substitution, or sale of property securing repayment of the Bonds;
                           11.      Changes in the ratings of the Bonds.

                  In addition, the Borrower will also provide the SID, if any, and each NRMSIR or the MSRB, as promptly as practicable, notice of any failure of the Borrower to provide the NRMSIR's and the SID, if any, the annual financial statements required by subparagraph (b) above on or before the date specified.

                  (d) The Borrower's obligations under this Section 5.16 shall terminate upon the payment in full (including the defeasance) of the Bonds either at maturity or upon redemption prior to maturity.

                                    ARTICLE 6
                         EVENTS OF DEFAULT AND REMEDIES

         Section 6.1 Events of Default. The occurrence and continuation of any one of the following shall constitute an Event of Event of Default hereunder:

                  (a) failure by the Borrower to pay any amount required to be paid under Section 4.2(a) hereof in the manner specified herein, provided, any failure to make any monthly payment required by Section 4.2(a) shall not be a default if the Borrower shall pay and cause to be on deposit in the Bond Fund the amounts required to be on deposit therein on the first day of January, April, July and October of each year during the term of this Agreement; or

                  (b) failure by the Borrower to pay any amounts required to be paid under Section 4.2(b) hereof on the dates and in the manner specified herein; or

                  (c) failure by the Borrower to perform any covenant, condition or agreement on its part to be observed or performed in this Agreement, other than as referred to in subsections (a) and (b) above, for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, is given to the Borrower by the Issuer, the Bank or the Trustee, unless (i) the Issuer, the Bank and the Trustee shall agree in writing to an extension of such time prior to its expiration or (ii) if the failure is such that it can be corrected but not within such 30- day period, corrective action is instituted by the Borrower within such period and diligently pursued until such failure is corrected; or

                  (d) the  dissolution  or  liquidation  of the  Borrower or the filing by the Borrower of a voluntary petition in bankruptcy, or failure by the Borrower promptly to lift any execution, garnishment or attachment of such consequence as will impair its ability to carry on its obligations hereunder, or an order for relief under Title 11 of the United States Code, as amended from time to time, is entered against the Borrower, or a petition or answer proposing the entry of an order for relief against the Borrower under Title 11 of the United States Code, as amended from time to time, or its reorganization, arrangement or debt readjustment under any present or future federal bankruptcy act or any similar federal or state law shall be filed in any court and such petition or answer shall not be discharged within ninety (90) days after the filing thereof, or the Borrower shall fail generally to pay its debts as they become due, or a custodian (including without limitation a receiver, trustee, assignee for the benefit of creditors or liquidator of the Borrower) shall be appointed for or take possession of all or a substantial part of its property and shall not be discharged within ninety (90) days after such appointment or taking possession, or the Borrower shall consent to or acquiesce in such appointment or taking possession, or assignment by the Borrower for the benefit of its creditors, or the entry by the Borrower into an agreement of composition with its creditors, or the adoption of a resolution by the board of directors of the Borrower or the taking of any other corporate action to file a petition or answer proposing the entry of an order for relief against the Borrower under Title 11 of the United States Code, as amended from time to time, or its reorganization, arrangement or debt readjustment under any present or future federal bankruptcy act or any similar or state laws; provided, that the term

         "dissolution or liquidation of the Borrower", as used in this subsection (d), shall not be construed to include the cessation of the corporate existence of the Borrower resulting either from a merger or consolidation of the Borrower into or with another domestic corporation or a dissolution or liquidation of the Borrower following a transfer of all or substantially all of its assets as an entirety, under the conditions permitting such actions contained in Section 5.2 hereof; or

                  (e) any material warranty, representation or other statement made by or on behalf of the Borrower contained herein, or in any document or certificate furnished by the Borrower in compliance with or in reference hereto, is false or misleading in any material respect; or

                  (f) an "event of default" shall occur and be continuing under the Indenture.

         The foregoing provisions of subsection (c) of this Section are subject to the limitations that if by reason of Force Majeure the Borrower is unable in whole or in part to perform or observe its agreements under this Loan agreement other than its obligation to make payments required hereunder, the Borrower shall not be deemed in default during the continuance of such inability, including a reasonable time for the removal of the effect thereof.

         The term "Force Majeure" shall mean, without limitation, the following:

                  (a) acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders or restraints of any kind of the government of the United States or of the State or any of their departments, agencies, political subdivisions or officials, or any civil or military authority; insurrections; civil disturbances; riots; epidemics; landslides; lightning; earthquakes; fires; hurricanes; storms; droughts; floods; arrests; restraint of government and people; explosions; breakage, malfunction or accident to facilities, machinery, transmission pipes or canals; partial or entire failure of utilities; shortages of labor, materials, supplies or transportation; or

                  (b) any cause, circumstance or event not reasonably within the control of the Borrower.

         The Borrower will use its best efforts to remedy with all reasonable dispatch the Force Majeure preventing the Borrower from performing or observing its agreements under this Loan Agreement; provided, that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Borrower, and the Borrower shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties.

         Section 6.2 Remedies on Default. Whenever any Event of Default shall have occurred and be continuing hereunder, the Trustee may take any one or more of the following remedial steps:

                  (a) The Trustee may exercise any right, power or remedy permitted to it by law, and shall have in particular, without limiting the generality of the foregoing, the right to declare the entire principal payable under Section 4.2(a) hereof, and all unpaid interest accrued thereon to the date of such declaration and any premium the Borrower shall have become obligated to pay to be immediately due and payable, if, concurrently with or prior to such notice, the unpaid principal of and all unpaid accrued interest and premium on the Bonds have become or have been declared to be due and payable under the Indenture, and upon such acceleration the principal payable under Section 4.2(a) hereof, the unpaid accrued interest thereon and such premium shall thereupon become forthwith due and payable in an amount sufficient to pay the principal of, premium, if any, and interest on the Bonds under Section 9.2 of the Indenture, without presentment, demand or protest, all of which are hereby expressly waived. The Borrower shall forthwith pay to the Trustee the entire principal, premium, if any, and interest payable under Section 4.2(a) hereof. The Trustee shall waive, rescind and annul such declaration and the consequences thereof, when any declaration of acceleration on the Bonds has been waived, rescinded and annulled pursuant to and in accordance with Section 9.11 of the Indenture.

                  (b) The Issuer or the Trustee may take whatever action at law or in equity may appear necessary or desirable to collect the payments and other amounts then due and thereafter to become due or to enforce the performance and observance of any obligation, agreement or covenant of the Borrower under this Agreement.

                  (c) Neither the Issuer nor the Trustee may exercise any remedy without the Bank's prior written consent, so long as no wrongful dishonor of the Credit Facility has occurred and is continuing, except that the Bank may not direct the Trustee's actions hereunder in connection with an event of default under Section 9.1(d), (e) or (g) of the Indenture (to the extent that the event of default under Section 9.1(g) results from an Event of Default under Section 6.1(g) hereof) as provided in Section 9.13 of the Indenture.

         In case the Issuer or the Trustee shall have proceeded to enforce its rights under this Agreement, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Issuer or the Trustee, as the case may be, then and in every such case the Borrower, the Issuer and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Borrower, the Issuer and the Trustee shall continue as though no such proceeding had been taken.

         In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Borrower under the federal bankruptcy laws or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Borrower, or in the case of any other similar judicial proceedings relative to the Borrower, or to the creditors or property of the Borrower, the Trustee shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount owing and unpaid pursuant to this Agreement and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee allowed in such judicial proceedings relative to the Borrower, its creditors or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to the Trustee, and to pay to the Trustee any amount due it for compensation and expenses, including reasonable counsel fees incurred by it up to the date of such distribution. When the Trustee incurs expenses or renders services after the occurrence of an Event of Default described in Section 6.1 hereof, the expenses and compensation for services are intended to constitute expenses of administration under any bankruptcy law.

         Section 6.3 Agreement to Pay Attorneys' Fees and Expenses. In the event the Issuer or the Trustee should reasonably employ attorneys or incur other expenses for the collection of the payments due under this Agreement or the enforcement of the performance or observance of any obligation or agreement on the part of the Borrower herein contained, the Borrower agrees that it will on demand therefor pay to the Issuer or the Trustee the reasonable fees of such attorneys and such other expenses so incurred by the Issuer or the Trustee.

         Section 6.4 No Remedy Exclusive. No remedy herein conferred upon or reserved to the Issuer or the Trustee is intended to be exclusive of any other available remedy or remedies but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement and the Indenture or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any Event of Default hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer to exercise any remedy reserved to it in this Article VI, it shall not be necessary to give any notice other than such notice as may be herein expressly required. Such rights and remedies as are given the Issuer hereunder shall also extend to the Trustee and the Bank, and the Trustee, the Bank and the owners from time to time of the Bonds shall be deemed third party beneficiaries of all covenants and agreements herein contained.

         Section 6.5 No Waiver Implied. In the event any agreement contained in this Loan Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. No failure by the Trustee or the Issuer to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach hereof, shall constitute a waiver of any such term or of any such breach. No waiver of any breach shall affect or alter this Loan Agreement, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

         Section 6.6 Notice of Default. The Borrower shall notify the Trustee and the Bank immediately if it becomes aware of the occurrence of any Event of Default hereunder or of any fact, condition or event which, with the giving of notice or passage of time or both, would become an Event of Default.

                                    ARTICLE 7

                                   PREPAYMENT

         Section 71.       Obligation to Prepay.

                  (a) Upon the occurrence of a  Determination  of Taxability the
         Borrower shall have, and hereby accepts, the obligation to prepay the principal payable under Section 4.2(a) hereof as a whole, or in part, on any date within ninety (90) days of the occurrence of a
         Determination  of  Taxability,  for redemption of the Bonds pursuant to
         Section 3.1(c) of the Indenture. The amount to be prepaid pursuant to this Section 7.1(a) in such event shall be 100% of the principal amount of the Bonds to be redeemed pursuant to Section 3.1(c) of the Indenture plus accrued interest to the date fixed for redemption.

                  (b) Upon the occurrence of an Event of Taxability, the Borrower shall have, and hereby accepts, the obligation to prepay the principal payable under Section 4.2(a) hereof as a whole, or in part, on any date within ninety (90) days of the date of the occurrence of an Event of Taxability, for redemption of the Bonds pursuant to Section 3.1(d) of the Indenture. The amount to be prepaid pursuant to this
         Section 7.1(b) in such event shall be 100% of the principal amount of the Bonds to be redeemed pursuant to Section 3.1(d) of the Indenture plus accrued interest to the date fixed for redemption.

                  (c) If proceeds of the Bonds, including income from the investment thereof, shall remain unspent after the completion of the Project and the payment of all costs of the Project, the Borrower shall have, and hereby accepts, the obligations to prepay the principal payable under Section 4.2(a) hereof, in whole or in part, within one hundred eighty (180) days following the filing of a completion certificate in accordance with Section 3.4 hereof, for redemption of the Bonds pursuant to Section 3.1(e) of the Indenture. The amount to be prepaid pursuant to this Section 7.1(c) in such event shall be 100% of the principal amount of the Bonds to be redeemed plus accrued interest to the date fixed for redemption.

                  (d) If the Borrower ceases operation of the Project and the Project is not thereafter operated as a "project" within the meaning of the Act by an affiliate of the Borrower or by a purchaser or lessee of the Projects and the Issuer, by resolution duly adopted by its governing body, requests the Borrower to cause the Bonds to be redeemed, the Borrower shall have, and hereby accepts, the obligation to prepay the principal payable under Section 4.2(a) hereof, in whole and not in part, within one hundred eighty (180) days after receipt by the Borrower of certified copies of such resolutions, for redemption of the Bonds pursuant to Section 3.1(f) of the Indenture. The amount to be prepaid pursuant to this Section 7.1(d) in such event shall be 100% of the principal amount of the Bonds plus accrued interest to the date fixed for redemption.

                  (e) The Borrower shall have, and hereby accepts, the obligation to prepay the principal payable under Section 4.2(a) hereof prior to each Mandatory Redemption Date for the mandatory sinking fund redemption of the Bonds pursuant to Section 3.1(g) of the Indenture. The amount to be prepaid pursuant to this Section 7.1(e) in such event shall be 100% of the principal amount of the Bonds to be redeemed pursuant to Section 3.1(g) of the Indenture plus accrued interest to the date fixed for redemption.

                  (f) So long as a Credit Facility is in effect, and to the extent that Available Moneys described in clauses (a), (b) and (c) of
         Section 6.4 of the Indenture are not on deposit in the Bond Fund and available to repay the principal of and accrued interest payable under this Section 7.1, the Trustee shall, in accordance with Section 6.4 of the Indenture, take such actions as are necessary to realize moneys under such Credit Facility to prepay the principal of and accrued interest payable under this Section 7.1 in accordance with the terms of such Credit Facility.

         Section 7.2 Option to Prepay. The Borrower shall have, and is hereby granted, the option (with consent of the Bank) to prepay the principal payable under Section 4.2(a) hereof with respect to the Bonds as a whole, or in part, by paying to the Trustee an amount sufficient to redeem all or a portion of the Bonds then Outstanding, in the manner, at the redemption prices (including premium, if any), from the sources and on the dates specified in Section 3.1(a) and 3.1(b) of the Indenture. So long as a Credit Facility is in effect, and to the extent that Available Moneys described in clauses (a), (b) and (c) of
Section 6.4 of the Indenture are not on deposit in the Bond Fund and available to prepay the principal of an accrued interest payable under this Section 7.2, the Trustee shall, in accordance with Section 6.4 of the Indenture, take such actions as are necessary to realize moneys under such Credit Facility to prepay the principal of and accrued interest payable under this Section 7.2 in accordance with the terms of such Credit Facility.

         Section 7.3 Redemption of the Bonds. To perform an obligation imposed upon the Borrower or to exercise an option granted to the Borrower by this
Article VII, the Borrower shall give written notice to the Issuer, the Trustee, the Bank and the Bond Registrar, which notice shall specify therein the date upon which prepayment of the principal payable under Section 4.2(a) hereof (or a portion thereof) will be made, which date shall be not less than forty-five (45) days from the date the notice is mailed, and shall specify that all of the principal amount payable under Section 4.2(a) hereof or a specified portion thereof is to be so prepaid. The Issuer has directed the Trustee and the Bond Registrar to take forthwith all steps (other than they payment of the money required to redeem the Bonds) necessary under the applicable provisions of the Indenture to effect the redemption of the Bonds (or a portion thereof) in amounts equal to the amount of the principal so prepaid as provided in this
Article VII.

                                    ARTICLE 8

                                  MISCELLANEOUS

         Section 8.1 Notices. All notices or other communications hereunder shall be sufficiently given and shall be deemed given when delivered or mailed as provided in the Indenture.

         Section 8.2 Assignment By Borrower. Except as otherwise permitted in this Loan Agreement, the Borrower may not assign its rights and obligations under this Loan Agreement without the consent of the Issuer, the Trustee, and the Bank, and no assignment will relieve the Borrower from primary liability for any obligations under this Loan Agreement.

         Section 8.3 Severability. If any provision of this Loan Agreement shall be determined to be unenforceable at any time, that shall not affect any other provision of this Loan Agreement or the enforceability of that provision at any other time.

         Section 8.4 Execution of Counterparts. This Loan Agreement may be executed in several counterparts, each of which will be an original, and all of them together shall constitute one and the same instrument.

         Section 8.5 Amounts Remaining in any Fund or With Trustee. If, after full payment of the Bonds and all fees and expenses of the Trustee with moneys paid to or for the account of the Issuer by the Borrower hereunder, any moneys then remain in any fund created under the Indenture (other than the Rebate
Fund), the Issuer hereby assigns to the Borrower the amount of any such moneys and will cause the Trustee to pay such moneys to the Borrower; provided, that the Trustee first shall request a written statement from the Bank as to whether or not the Bank has been reimbursed by the Borrower for any and all amounts owing in respect of such Credit Facility and for all other Obligations under the Letter of Credit Agreement. The amounts remaining in the Bond Fund or the Bond Purchase Fund shall, upon written notice form the Bank that the Borrower has not reimbursed the Bank under the Letter of Credit Agreement for any such payment under the Credit Facility or any such Obligations (which notice shall state the unreimbursed amount of such Obligations), belong to and be paid to the Bank by the Trustee to the extent that the Borrower has not so reimbursed the Bank.

         Section 8.6 Amendments, Changes and Modifications. Except as otherwise provided in this Agreement or the Indenture, subsequent to the initial issuance of the Bonds and prior to their payment in full, this Agreement may not be effectively amended, changed, modified, altered or terminated without the written consent of the Trustee, or while a Credit Facility is in effect or any Obligations are owing to the Bank.

         Section 8.7 Governing Law. This Agreement shall be governed exclusively by and construed in accordance with the applicable law of the State.

         Section 8.8 Authorized Borrower Representative. Whenever under the provisions of this Agreement the approval of the Borrower is required or the Borrower is required to take some action at the request of the Issuer, the Trustee, the Tender Agent, the Bond Registrar, the Bank or the Remarketing Agent, such approval or such request shall be given for the Borrower by the Authorized Borrower Representative, and the Issuer, the Trustee, the Tender Agent, the Bond Registrar, the Bank and the Remarketing Agent shall be authorized to act on any such approval or request and neither party hereto shall have any complaint against the other or against the Trustee, the Tender Agent, the Bond Registrar, the Bank or the Remarketing Agent as a result of any such action taken.

         Section 8.9 Term of this Agreement. This Agreement shall be in full force and effect from the date hereof, and shall continue in effect until the payment in full of all principal of, and premium, if any, and interest on the Bonds, or provision for the payment thereof shall have been made pursuant to
Article VIII of the Indenture, all fees, charges, indemnities and expenses of the Issuer, the Trustee, the Tender Agent, the Bond Registrar and the Remarketing Agent have been fully paid or provision made for such payment (the payment of which fees, charges, indemnities and expenses shall be evidenced by a written certification of the Borrower that it has fully paid all such fees, charges, indemnities and expenses) and all other amounts due hereunder have been duly paid or provision made for such payment. All representations, certifications and covenants by the Borrower as to the indemnification of various parties as described in Section
5.3 hereof, the payment of fees and expenses of the Issuer and the Trustee as described in Section 6.3 hereof, and all matters affecting the tax-exempt status of the Bonds shall survive the termination of this Agreement.

         Section 8.10 Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Borrower, the Bank and their respective successors and assigns, subject, however, to the limitations contained in Sections 4.4 and 5.2 hereof.

         Section 8.11 Limited Liability of Officers, Etc. (a) No recourse shall be had for the payment of the principal of, premium, if any, and interest on the Bonds or for any claim based thereon or upon any obligation, covenant or agreement contained in this Agreement, the Indenture or the Tax Agreement against any past, present or future member, officer or employee of the Issuer, or any member, officer, employee, director or trustee of any successor entity, as such, either directly or through the Issuer or any successor entity, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such incorporator, member, officer, employee, director or trustee as such is hereby expressly waived and released as a condition of and in consideration for the execution of this Agreement and the Indenture and the issuance of the Bonds.

         (b) Notwithstanding any other provision of this Agreement (a) the Issuer shall not be liable to the Borrower, the Trustee, any Bondholder or any other person for any failure of the Issuer to take action under this Agreement unless the Issuer (i) is reasonably requested in writing by an appropriate person to take such action, (ii) is assured of payment of or reimbursement for any expenses in such action, and (iii) is afforded, under the existing circumstances, a reasonable period to take such action, and (b) neither the Issuer nor any member, officer or employee or agent of the Issuer shall be liable to the Borrower, the Trustee, any Bondholder or any other person for any action taken by the Issuer or by its officers, servants, agents or employees, or for any failure to take action under this Agreement or the Indenture, except the Issuer agrees to take or refrain from any action required by any injunction and to comply with any final judgment or decree for specific performance. In acting under this Agreement, or in refraining from acting under this Agreement, the Issuer may, subject to its agreement in the preceding sentence, conclusively rely on the advice of its legal counsel.

         Section 8.12 References to Bank, Letter of Credit and Credit Facility. At any time while no Letter of Credit is in effect and if at such time there shall be no Pledged Bonds outstanding and if no Obligations are then owing to the Bank, all references herein to the Bank, the Letter of Credit and Credit Facility shall be ineffective. Any provisions hereof requiring the consent of the Bank shall be deemed ineffective if the Bank has previously wrongfully dishonored a proper demand for payment under the Letter of Credit, which wrongful dishonor is continuing.

         IN WITNESS WHEREOF, the Issuer and the Borrower have caused this Agreement to be executed in their respective names and attested by their duly authorized officers and sealed, all as of the date first above written.

                                        THE INDUSTRIAL DEVELOPMENT AUTHORITY
                                        OF THE CITY OF MOBERLY, MISSOURI


                                             By /s/ Illegible
                                                -------------------------------
                                                   President


                                        EVERLAST FITNESS MFG. CORP.


                                             By /s/ Ben Nadorf
                                                -------------------------------
                                                  President

                                    EXHIBIT A

                               PROJECT DESCRIPTION


         The Project shall consist of the acquisition, installation and construction of a manufacturing plant containing approximately 300,000 square feet to be used for the manufacture of fitness equipment to be located at 1900 Highway DD, Moberly, Missouri.

                                    EXHIBIT B

                         DESCRIPTION OF THE PROJECT SITE


A tract of land  situated in the Northwest  Quarter of the Southeast  Quarter of
Section 26, Township 54 North, Range 14 West, Randolph County, Missouri, and being more particularly described as follows: Commencing at the South Quarter point of said Section 26; thence along the South line of said Section 26 South 88 degrees 34 minutes 13 seconds East a distance of 30.6 feet to a found right of way marker on the Easterly right of way of Route DD; thence along said right of way North 01 degree 13 minutes 50 seconds East a distance of 1342.65 feet to the point of beginning of the description herein TOWIT: Thence along said right of way North 01 degree 13 minutes 51 seconds East a distance of 91.84 feet to the point of curvature of a tangent curve, concave to the West, having a radius of 859.02 feet and a central angle of 12 degrees 02 minutes 34 seconds; thence North along said curve a distance of 180.55 feet; thence along the East line of a country road North 01 degree 42 minutes 53 seconds East a distance of 1060.06 feet to the centerline of the country road; thence along the centerline of said county road South 88 degrees 22 minutes 09 seconds East a distance of 1436.91 feet to the Westerly right of way of Buchanan Street Road (50 feet wide); thence along said Westerly right of way the following courses and distances, South 02 degrees 01 minute 25 seconds West a distance of 7.27 feet; thence South 02 degrees 31 minutes 45 seconds West a distance of 796.06 feet; thence South 02 degrees 30 minutes 08 seconds West a distance of 303.37 feet to the point of curvature of a non-tangent curve, concave to the West, having a radius of 338.94 feet, a central angle of 33 degrees 33 minutes 37 seconds, and a chord of 195.70 feet bearing South 19 degrees 17 minutes 23 seconds West; thence South along said curve, a distance of 198.53 feet to the point of curvature of a non-tangent curve, concave to the Southeast, having a radius of 373.49 feet, a central angle of 05 degrees 33 minutes 48 seconds, a chord of 36.25 feet bearing South 33 degrees 17 minutes 14 seconds West; thence Southwest along said curve a distance of 36.27 feet; thence leaving said Westerly right of way, North 88 degrees 40 minutes 35 seconds West, a distance of 1322.15 feet to the point of beginning.